EXHIBIT 5.1

Thomas A. Coll

+1 858 550 6013

collta@cooley.com

March 30, 2020

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, CA 92037

Ladies and Gentlemen:

You have requested our opinion, as counsel to Equillium, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the issuance and sale by the Company of 65,374 shares (the “Commitment Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and additional shares of Common Stock having aggregate sales proceeds of up to $15,000,000 (the “Purchase Shares” and, together with the Commitment Shares, the “Shares”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the prospectus included within the Registration Statement (the “Prospectus”).  The Shares are to be sold by the Company in accordance with a Purchase Agreement, dated March 27, 2020, between the Company and Lincoln Park Capital Fund, LLC (the “Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

We have assumed (i) that each sale of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) that no more than 15,000,000 Purchase Shares will be sold under the Agreement and (iii) that the price at which the Purchase Shares are sold will equal or exceed the par value of the Purchase Shares.  We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Purchase Shares then issuable under the Agreement.

Our opinion herein is expressed solely with respect to the DGCL.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP   4401 Eastgate Mall   San Diego, CA   92121

t: (858) 550-6000  f: (858) 550-6420  cooley.com

Equillium, Inc. Page 2

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Commitment Shares have been validly issued and are fully paid and nonassessable and (ii) the Purchase Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP   4401 Eastgate Mall   San Diego, CA   92121

t: (858) 550-6000  f: (858) 550-6420  cooley.com